Exhibit 32.3

Certification of Executive Vice President and Principal Financial/Accounting Officer

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

            In connection with the Annual Report of Century Casinos, Inc. (the “Company”) on Form 10-K  for the period ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to her knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  March 28, 2013

/s/ Margaret Stapleton

Margaret Stapleton

Executive Vice President and Principal Financial/Accoutning Officer